ASSET PURCHASE AGREEMENT

                                      among

                        ROWLAND MANUFACTURING CORPORATION
                              a Texas corporation,

                         d/b/a ROYAL DOOR COMPANY, INC.


                         JAMES ROWLAND and JOHN ROWLAND

                                       and

                                    BMCW, LLC
                      a Delaware limited liability company

                          dated as of October 13, 1999

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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I - DEFINITIONS......................................................1
   1.1    Business...........................................................1
   1.2    Closing............................................................1
   1.3    Closing Date.......................................................1
   1.4    Contracts..........................................................1
   1.5    Due Diligence Period...............................................1
   1.6    Environmental Laws.................................................2
   1.7    Equipment..........................................................2
   1.8    Excluded Assets....................................................2
   1.9    Financial Statements...............................................2
   1.10   Hazardous Material.................................................2
   1.11   Inventory..........................................................2
   1.12   Leased Locations...................................................3
   1.13   Leases.............................................................3
   1.14   Noncompete Agreement...............................................3
   1.15   Purchased Assets...................................................3
   1.16   Purchase Price.....................................................3
   1.17   Reserve............................................................3
   1.18   Seller's Liabilities...............................................3
   1.19   Subcontractor Accounts.............................................3
   1.20   Termination Date...................................................4
   1.21   Trade Accounts Receivable..........................................4
   1.22   Trade Names and Trademarks.........................................4
ARTICLE II - DUE DILIGENCE...................................................4
   2.1    Due Diligence......................................................4
   2.2    Due Diligence Activities...........................................4
   2.3    Confidentiality During Due Diligence...............................5
   2.4    Termination of Agreement...........................................5
   2.5    Exclusive Dealing..................................................6
ARTICLE III - PURCHASE AND SALE..............................................6
   3.1    Purchase and Sale..................................................6
ARTICLE IV - DETERMINATION OF PURCHASE PRICE.................................6
   4.1    Determination......................................................6
     4.1.1     Inventory.....................................................6
     4.1.2     Equipment.....................................................8
     4.1.3     Trade Accounts Receivable.....................................8
     4.1.4     Premium/Noncompete Agreement..................................8
   4.2    Allocation of Value................................................8
   4.3    Assumption of Liabilities..........................................8
     4.3.1     Customer Deposits.............................................8
     4.3.2     Sales Commissions.............................................8
     4.3.3     Nonassumption of the Seller's Liabilities.....................8
ARTICLE V - TERMS OF PAYMENT.................................................9
   5.1    Payment Due at Closing.............................................9
   5.2    Reserve............................................................9
   5.3    Returns and Allowances............................................10
   5.4    Post Closing Adjustments..........................................10


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ARTICLE VI - BUILDING MATERIALS HOLDING CORPORATION COMMON STOCK............10
   6.1    Stock Delivered at Closing........................................10
   6.2    Registration of Stock.............................................11
   6.3    Stock Transfer Restrictions.......................................11
   6.4    Access to Data....................................................11
ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF SELLER......................12
   7.1    Authorization.....................................................12
   7.2    Tax Matters.......................................................12
   7.3    Compliance with Laws, Licenses, and Permits.......................12
   7.4    Financial Statements; Undisclosed Liabilities.....................12
   7.5    Legal Proceedings.................................................13
   7.6    Contracts and Leases..............................................13
   7.7    Trade Accounts Receivable.........................................13
   7.8    Equipment.........................................................13
   7.9    Labor Matters.....................................................13
   7.10   Brokers and Finders...............................................14
   7.11   Environmental Laws................................................14
   7.12   Operating Restrictions............................................14
ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF BUYER......................14
   8.1    Corporate Status..................................................14
   8.2    Corporate Authority...............................................14
   8.3    Legal Proceedings.................................................15
   8.4    Brokers and Finders...............................................15
ARTICLE IX - COLLECTION OF RECEIVABLES......................................15
   9.1    Guaranty of Collectibility........................................15
   9.2    Guaranty of Collectibility of Subcontractor Accounts..............15
ARTICLE X - LEASED LOCATIONS................................................15
   10.1   Warranty of Leased Locations......................................15
   10.2   Landlord's Consent................................................16
ARTICLE XI - EMPLOYEES......................................................16
   11.1   Definition........................................................16
   11.2   Termination.......................................................16
   11.3   Buyer's Offer of Employment.......................................16
   11.4   Labor Contracts...................................................16
   11.5   Pension Plans.....................................................16
   11.6   Employee Claims...................................................17
   11.7   Nonassumption of Obligations Owed Employees.......................17
ARTICLE XII - NONCOMPETE AGREEMENT..........................................17
   12.1   Noncompete........................................................17
ARTICLE XIII - INDEMNITIES..................................................17
   13.1   Seller............................................................17
   13.2   Rowlands..........................................................17
   13.3   Buyer.............................................................18
ARTICLE XIV - TAXES AND UTILITIES...........................................18
   14.1   Transfer Taxes....................................................18
   14.2   Utilities, Personal Property or Real Estate Taxes.................18
ARTICLE XV - CONDUCT OF OPERATIONS PRIOR TO CLOSING.........................18
   15.1   Conduct of Operations.............................................18
   15.2   Cooperation.......................................................18
ARTICLE XVI - CLOSING.......................................................19
   16.1   Closing...........................................................19
   16.2   Time is of the Essence............................................19


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ARTICLE XVII - CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE................19
   17.1   Continued Truth of Warranties.....................................19
   17.2   Performance of Obligations........................................19
   17.3   Delivery of Closing Documents.....................................19
   17.4   Litigation........................................................19
   17.5   Government Approvals..............................................20
   17.6   Material Adverse Change...........................................20
   17.7   Assignment of Leases..............................................20
   17.8   Customers of Business.............................................20
   17.9   Consent of Buyer's Lenders........................................20
   17.10  Approval of Board.................................................20
   17.11  Subcontractor Accounts............................................20
ARTICLE XVIII - CONDITIONS PRECEDENT TO SELLER'S AND SELLING
  SHAREHOLDERS' DUTY TO CLOSE ..............................................20
   18.1   Continued Truth of Warranties.....................................21
   18.2   Performance of Obligations........................................21
   18.3   Delivery of Closing Documents.....................................21
   18.4   Litigation........................................................21
ARTICLE XIX - ITEMS TO BE DELIVERED AT CLOSING BY SELLER....................21
   19.1   Bill of Sale......................................................21
   19.2   Assignment and Assumption Agreements..............................21
   19.3   Assignment and Assumption of Leases...............................21
   19.4   Landlord Consents; Lessor Estoppel................................21
   19.5   Title Certificates................................................22
   19.6   Certified Resolution..............................................22
   19.7   Representations and Warranties....................................22
   19.8   Incumbency Certificate............................................22
   19.9   UCC Termination Statements........................................22
   19.10     Noncompete Agreement...........................................22
ARTICLE XX - ITEMS TO BE DELIVERED AT CLOSING BY BUYER......................22
   20.1   Certified Resolution..............................................22
   20.2   Representations and Warranties....................................23
   20.3   Purchase Price....................................................23
   20.4   Assignment and Assumption Agreements..............................23
   20.5   Assignment and Assumption of Leases...............................23
   20.6   Compensation Agreements for Rowlands..............................23
ARTICLE XXI - MISCELLANEOUS.................................................23
   21.1   Change of Name....................................................23
   21.2   Further Assurances................................................23
   21.3   No Other Agreements...............................................23
   21.4   Waiver............................................................24
   21.5   Public Announcements..............................................24
   21.6   Notices...........................................................24
   21.7   Third-Party Beneficiary...........................................25
   21.8   Confidential Information..........................................25
   21.9   Assignment........................................................25
   21.10     Choice of Law..................................................25
   21.11     Paragraph Headings.............................................25
   21.12     Rules of Interpretation........................................25
   21.13     Counterparts...................................................26


                                     -iii-
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                                    EXHIBITS

Exhibit 1.7                Equipment
Exhibit 1.8                Excluded Assets
Exhibit 1.12               Leased Location
Exhibit 1.13               Leases
Exhibit 1.14               Noncompete Agreement
Exhibit 4.1                Pro Forma Purchase Price
Exhibit 5.1.1              Form of Note
Exhibit 7.5                Litigation and Claims
Exhibit 20.6               Compensation Agreements for Selling Shareholders

                            ASSET PURCHASE AGREEMENT

                  THIS AGREEMENT dated as of October ____, 1999, is among ROWLAND MANUFACTURING CORPORATION d/b/a ROYAL DOOR COMPANY, INC., a Texas corporation (the "Seller"), JAMES ROWLAND and JOHN ROWLAND (collectively "Rowlands"), and BMCW, LLC, a Delaware limited liability company ("Buyer").

                  Seller, Rowlands and Buyer agree as follows:

                             ARTICLE I - DEFINITIONS

                  For purposes of this Agreement, the terms identified in this Article shall have the meanings assigned to them as follows:

                  1.1      BUSINESS.

                  The term "Business" means the Seller's business operations of assembly, sale, and installation of doors, millwork, hardware and other building materials to customers primarily in multi-family projects and in some light commercial projects:

                  1.2      CLOSING.

                  The term "Closing" means the exchange of closing documents and the payment of the Purchase Price to the Seller by Buyer;

                  1.3      CLOSING DATE.

                  The term "Closing Date" means the date on which Closing occurs;

                  1.4      CONTRACTS.

                  The term "Contracts" means all contracts and agreements of any form or nature Seller entered into prior to Closing in the ordinary course of the Business and which relate exclusively to the Business, including, but not limited to, contracts to supply and/or install doors, leases of real and personal property used in the Business, credit agreements, guaranties of payment, performance and payment bonds, software license agreements for software licensed to be used specifically on computer hardware at the Leased Locations, contracts for the lease of equipment and motor vehicles and contracts for the purchase or sale of Inventory;

                  1.5      DUE DILIGENCE PERIOD.

                  The term "Due Diligence Period" means the period of time commencing on the date of this Agreement, and expiring 45 days later and any written extension thereof;


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                  1.6      ENVIRONMENTAL LAWS.

                  "Environmental Laws" means federal or state laws or regulations relating to pollution, or the protection of human health or the environment, including, but not limited to, the Clean Air Act, the Federal Water Pollution Control Act (as amended by the Clean Water Act of 1977 and the Water Quality Act of 1987), the Resource Conservation and Recovery Act of 1976 (as amended by the Hazardous and Solid Waste Amendments of 1984), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986), the Hazardous Materials Transportation Act, the Toxic Substances Control Act, and the Federal Insecticide Fungicide & Rodenticide Act, all as in effect on the Closing Date or, with respect to the representations and warranties, in effect on the date hereof;

                  1.7      EQUIPMENT.

                  The term "Equipment" means all tools, equipment, supplies, spare parts, motor vehicles, rolling stock, office furniture, and equipment and other pieces of tangible personal property owned by the Seller and used exclusively by it in the Business at the Leased Locations, including but not limited to those items described on the depreciation schedule set forth on
EXHIBIT 1.7;

                  1.8      EXCLUDED ASSETS.

                  The term "Excluded Assets" means those items listed on EXHIBIT
1.8 attached hereto;

                  1.9      FINANCIAL STATEMENTS.

                  The term "Financial Statements" means the financial statements of the Business as of ___________;

                  1.10     HAZARDOUS MATERIAL.

                  "Hazardous Material" means any hazardous or toxic substance regulated or subject to cleanup authority under any Environmental Laws;

                  1.11     INVENTORY.

                  The term "Inventory" means all finished goods, raw materials and work in process which are owned by Seller and held for sale in the Business as of Closing;


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                  1.12     LEASED LOCATIONS.

                  The term "Leased Locations" means the real property on which the Business is carried out located at 4634 Nall Road, Dallas, Texas, 3230 Polaris Avenue, Unit 41, Las Vegas, Nevada, and 885 Stillwater, #300, W. Sacramento, California;

                  1.13     LEASES.

                  The term "Leases" means those leases of real and/or personal property involving the Business, as identified in the attached EXHIBIT 1.13;

                  1.14     NONCOMPETE AGREEMENT.

                  The term "Noncompete Agreement" means the agreement by each of the Rowlands to not compete with the Business following the Closing Date, the form of which is attached hereto as EXHIBIT 1.14;

                  1.15     PURCHASED ASSETS.

                  The term "Purchased Assets" means the Equipment, Contracts, Inventory, Trade Accounts Receivable, Trademarks and Tradenames, Leases and all intangible assets of the Business including customer lists, manuals, procedures and proprietary know-how;

                  1.16     PURCHASE PRICE.

                  The term "Purchase Price" means the total consideration to be paid in cash and in a note from Buyer for the Purchased Assets to be calculated pursuant to Section 4.1 herein;

                  1.17     RESERVE.

                  The term "Reserve" shall mean $200,000 set aside from the Purchase Price for Post Closing Adjustments as provided for in Section 5.2;

                  1.18     SELLER'S LIABILITIES.

                  The term "Seller's Liabilities" means the obligations of the Business to make payment to third parties owed, including those owed but not yet due, as of Closing for goods or services sold to the Business in the ordinary course of the Business prior to Closing and the obligations owed to employees of the Business for services rendered up to the Closing Date;


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                  1.19     SUBCONTRACTOR ACCOUNTS.

                  The term "Subcontractor Accounts" means the accounts maintained by Seller on its books and records which reflect offsets by Seller against sales commissions to sales representatives and amounts owed to Seller by subcontractors for cost over-runs;

                  1.20     TERMINATION DATE.

                  The term "Termination Date" means the last business day immediately preceding the Closing Date;

                  1.21     TRADE ACCOUNTS RECEIVABLE.

                  The term "Trade Accounts Receivable" means the Seller's right to receive payment on obligations, including those owed but not yet due, as of Closing, of all customers and other third-party purchasers of goods and services from the Business in the ordinary course of the Business prior to Closing, including any and all past due accounts and notes receivable taken in collection of routine receivables, together with all deeds of trust, mortgages, mechanics' liens, materialmen's liens and other security interests securing such obligations and which are assignable as permitted by law, but excluding any such obligations which have been written off the books prior to Closing. At Closing, a complete list of the Trade Accounts Receivable shall be delivered by the Seller to the Buyer; and

                  1.22     TRADE NAMES AND TRADEMARKS.

                  The term "Trade Names" and "Trademarks" mean the terms "Royal Door," "Royal Door Corporation" and any derivatives thereof.

                           ARTICLE II - DUE DILIGENCE

                  2.1      DUE DILIGENCE.

                  Buyer shall have the Due Diligence Period to perform such inspections, environmental assessments, and other tests and surveys of the Business and the Purchased Assets as Buyer, in Buyer's discretion, shall require for the purpose of determining the suitability of the Business and the Purchased Assets for Buyer's acquisition.

                  2.2      DUE DILIGENCE ACTIVITIES.

                  Due Diligence shall include, but not be limited to:

                           2.2.1    Review the status of the Leases including
obtaining an estoppel certificate from each lessor confirming the lease terms and that there are no defaults or facts that constitute a default under the terms of the Leases.


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                           2.2.2    Obtain and review the Phase I environmental
audit of the Leased Locations conducted by TRC Environmental Corporation. This audit is for the benefit of the Buyer. The cost of the Phase I environmental audit shall be paid by Buyer.

                           2.2.3    Review of the books and records of the
Business including the financial records and customer records.

                           2.2.4    Completion and attachment of any amendments
to the Exhibits to this Agreement.

                           2.2.5    Review of the Business's employee and
outside sales representatives compensation, benefits, and bonus plans.

                           2.2.6    Review of employee records including health,
workers' compensation, and other benefit records of employees or representatives of the Business and conduct interviews of key personnel in coordination with Seller so as to not disrupt the Business.

                           2.2.7    Review and audit of the Purchased Assets.

                           2.2.8    Review of the Seller's Liabilities and
review of all of Seller's labor subcontracts and insurance coverage for same.

                           2.2.9    In concert with Seller, interview key
customers of and suppliers to the Business.

                           2.2.10   Seller and Rowlands shall provide to Buyer
and Buyer's representatives access to and copies of all existing studies, reports, and records, including financial, customer and employee records, relating to the Business and the Purchased Assets. Seller and Rowlands shall fully cooperate with Buyer and shall promptly provide Buyer with all relevant information currently available to Seller and requested by Buyer during the Due Diligence Period.

                  2.3      CONFIDENTIALITY DURING DUE DILIGENCE.

                  Buyer, Seller, and Rowlands acknowledge and agree that the parties desire to keep this potential transaction and the negotiations regarding it confidential until jointly announced or when required by law to be announced.

                  2.4      TERMINATION OF AGREEMENT.

                  During the Due Diligence Period, Seller and Rowlands shall be provided access to Buyer's public financial statements and Buyer will make other managers available to Seller and Rowlands to discuss Buyer's business practices.


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                  If during the Due Diligence Period Buyer, in Buyer's sole
discretion, shall determine that for any reason whatsoever the Purchased Assets are not suitable for Buyer's acquisition, then Buyer may cancel this Agreement by giving written notice to the Seller not later than the expiration of the Due Diligence Period.

                  If the Business and the Purchased Assets are otherwise suitable for Buyer's intended use but Buyer discovers any problem or defect with respect thereto which constitutes a material impairment of the value of the Business, then Buyer may advise Seller in writing on or before the expiration of the Due Diligence Period of the nature of each defect or problem with respect to the Purchased Assets with the request that Seller remedy each problem or defect prior to the Closing. Seller may correct such problems or cancel the Agreement by providing written notice to Buyer of cancellation.

                  Buyer's failure to give written notice of Buyer's exercise of Buyer's right to cancel this Agreement in accordance with the foregoing provisions shall constitute Buyer's approval of the suitability and condition of the Business and the Purchased Assets, except for and limited to any problems or defects specified in Buyer's notice.

                  Seller may, upon notice to Buyer cancel this Agreement during the Due Diligence Period. If Seller fails to cancel this Agreement during the Due Diligence Period but fails to deliver the documents required by Article XIX and the preconditions to Closing set forth in Article XVIII have been satisfied, then Seller should be liable to Buyer for all costs and expenses incurred by Buyer during the Due Diligence Period and up to Seller's failure to perform.

                  2.5      EXCLUSIVE DEALING.

                  Seller and Rowlands agree that upon execution of this Agreement and until the Closing Date or termination of this Agreement, Seller and Rowlands will not seek to sell the Business to any other party nor will Seller or Rowlands accept any offers to acquire the Business from any other party.

                         ARTICLE III - PURCHASE AND SALE

                  3.1      PURCHASE AND SALE.

                  At Closing, the Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and accept from Seller, the Purchased Assets for the Purchase Price on the terms and conditions contained herein.


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

                  ARTICLE IV - DETERMINATION OF PURCHASE PRICE

                  4.1      DETERMINATION.

                  The Purchase Price shall be calculated on the Closing Date as follows and summarized as set forth on EXHIBIT 4.1 attached hereto. EXHIBIT 4.1 will be updated on the Closing Date with the then current values of the Purchased Assets and attached to this Agreement at Closing:

                           4.1.1    INVENTORY.

                           The Inventory shall be valued as follows:

                                    4.1.1.1 GENERAL INVENTORY VALUATION.

                                    A joint physical inventory count and
valuation shall be conducted by Buyer and Seller immediately preceding Closing. The value of the Inventory (except as otherwise provided herein) shall be the lower of the Seller's actual cost (the sum paid for the items) less 1% which the parties hereby agree is a reasonable estimate of the value of discounts and rebates which have been earned or taken by Seller (and which remain the property of Seller as an Excluded Asset) or market. Any Inventory items identified as damaged or obsolete shall remain the property of Seller and shall be removed from the Leased Locations within 30 days following Closing.

                                    4.1.1.2 VALUATION OF WINDOWS.

                                    Wood, aluminum and vinyl windows ("windows")
shall be jointly counted by Seller and Buyer on the weekend immediately preceding Closing, and valued at Seller's actual cost from normal sources of supply (the sum paid for the items net of any discounts less 1% plus freight costs incurred to deliver the items to the Leased Location). Only windows for which there is a written purchase order from a customer will be purchased by Buyer. Buyer and Seller shall jointly inspect the windows and any such items that are obsolete or damaged shall remain the property of Seller and shall be removed from the Leased Locations within 30 days following Closing.

                                    4.1.1.3 FINAL INVENTORY DETERMINATION.

                                    Any and all disputes regarding any aspect of
the inventory count and valuation process including determination of cost shall be negotiated between the parties. In the event the parties cannot agree on the cost of any item or items, then each party shall promptly submit such evidence of market values as such party deems appropriate to a mutually agreed upon accounting firm ("CPA"), who shall be instructed based solely on the evidence presented by the parties, to determine which party's value most closely approximates the Cost of the disputed items. The value determined by the CPA shall be binding and conclusive.


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                                    4.1.1.4 INVENTORY COSTS.

                                    The actual costs, if any, incurred for the
services of the CPA, pursuant to Section 4.1.1.3 shall be borne by the party whose proposed value is furthest from the value determined by the CPA. In conducting the inventory count, Buyer shall bear its own costs including wages and overtime of its employees, lodging, meals, and transportation of its employees and any other expenses incurred by Buyer. In conducting the inventory count, Seller shall bear its own costs including wages and overtime of its employees, lodging, meals, and transportation of its employees and any other expenses incurred by Seller.

                           4.1.2    EQUIPMENT.

                           For the Equipment, Buyer shall pay to Seller the net
book value of the Equipment as of the Closing Date.

                           4.1.3    TRADE ACCOUNTS RECEIVABLE AND SUBCONTRACTOR
ACCOUNTS.

                           All Trade Accounts Receivable that are not older than
ninety (90) days past the due date as of the Closing Date shall be valued at face value. All Trade Accounts Receivable that are older than ninety (90) days from due date may, at the option of Buyer, be acquired by Buyer at face value or, if not acquired, shall be retained by Seller. All Subcontractor Accounts shall be valued at face value.

                           4.1.4    PREMIUM/NONCOMPETE AGREEMENT.

                           As a premium for the Purchased Assets and as
consideration for the Noncompete Agreement Buyer shall pay to Seller $6 million of which $250,000 is allocated to the Noncompete Agreement for each of the Rowlands and shall be paid over a five year period at a rate of $25,000 to each of the Rowlands each year.

                  4.2      ALLOCATION OF VALUE.

                  Buyer shall not be liable to Seller for any tax ramifications to Seller or Rowlands arising out of the purchase price allocation by Buyer.

                  4.3      ASSUMPTION OF LIABILITIES.

                           4.3.1    CUSTOMER DEPOSITS.

                           Buyer agrees to assume liability for customer
deposits as reflected on the books and records of Seller. The amount of the customer deposits assumed shall be a reduction in the Purchase Price.


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                           4.3.2    SALES COMMISSIONS.

                           Seller shall pay any commissions owed to sales
representatives of Seller based upon its normal commission policies for sales of products for which Seller receives the profit which occur prior to Closing. Any unpaid commissions arising from sales prior to Closing for which Seller received the profit which are paid by Buyer after Closing will be treated as Post Closing Adjustments to be paid by Seller. Commissions for any sales for which Buyer receives the profit shall be paid by Buyer.

                           4.3.3    NONASSUMPTION OF THE SELLER'S LIABILITIES.

                           Except as otherwise provided herein, the Seller's
Liabilities shall be retained by Seller and not assumed by Buyer. In the event Buyer becomes liable for or has to pay any of the Seller's Liabilities, then such liabilities, including any costs or expenses reasonably associated with such liabilities (excluding consequential damages), shall be deducted from the Reserve during the Post Closing Adjustment Period provided for in Article V or shall be paid to Buyer under Article XIII.

                          ARTICLE V - TERMS OF PAYMENT

                  5.1      PAYMENT DUE AT CLOSING.

                  At Closing, Buyer shall pay to Seller an amount equal to the estimated Purchase Price as determined in Article IV ("Estimated Purchase Price") less the Reserve as follows:

                           5.1.1    A note in the form attached hereto as
EXHIBIT 5.1.1 in the face amount of $5 million;

                           5.1.2    At Buyer's discretion, common stock of
Building Materials Holding Corporation in an amount up to $1.5 million as provided for in Article VI of this Agreement, and

                           5.1.3    The balance of the Estimated Purchase Price
less the Reserve in immediately available funds and less the amount allocated to the Noncompete Agreement of $200,000 for years two through five.

                  5.2      RESERVE.

                  Seller agrees that Buyer shall withhold $200,000 from the cash portion of the Purchase Price on the Closing Date (the "Reserve"), for a period of one hundred and twenty (120) days following Closing ("Post Closing Adjustment Period") as a reserve to be applied to the post closing adjustments, including but not limited to satisfaction of: (i) any unpaid taxes, (ii) uncollected Trade Accounts Receivable or discounts taken (including prompt payment discounts or any other discounts the customer is entitled to take) on Trade Accounts


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Receivable, (iii) any Subcontractor Accounts which Buyer is unable to offset or receive payment on during the Post Closing Adjustment Period; (iv) unpaid Trade Accounts Payable, (v) customer claims for returns and allowances, (vi) payment of any amounts owing by Seller to Buyer at the end of the Post Closing Adjustment Period (vii) honoring any customer reserve in excess of the amount of reserve assumed, and (viii) paying any commissions reserved for in Section 4.3.2 in excess of the amount of the reserve. After deducting all amounts owed to Buyer by Seller from the Reserve, Buyer shall release to Seller the net amount of the Reserve within twenty (20) days from the end of the Post Closing Adjustment Period. If Seller owes Buyer more than the amount of the Reserve, such additional amount shall be paid to Buyer simultaneously with release of the Reserve to Buyer or at the request of Seller, such additional amount shall be credited to the principal amount of the note.

                  5.3      RETURNS AND ALLOWANCES.

                  During the Post Closing Adjustment Period, Buyer shall honor any reasonable claims by customers of the Company for returns of goods relating to invoices issued prior to the Closing Date. Buyer shall report any such returns to Rowlands. Any returns of goods relating to invoices issued prior to the Closing Date that are not of a quality resalable in the ordinary course of business shall result in a reduction of the Purchase Price in the amount the customer was credited for the return. Any returns of goods relating to invoices issued prior to the Closing Date that are of a quality resalable in the ordinary course of business shall result in adjustments to the Purchase Price as follows:

                  If the returned resalable items are the subject of an unpaid Trade Account Receivable, then the Trade Account Receivable corresponding to the returned items shall be deemed collected in the amount of 75% of the invoiced price of such items.

                           5.3.1    If the returned resalable item was paid for
prior to the Closing Date, the Buyer is entitled to a payment from the Rowlands in the amount of 25% of the invoice amount for the item.

                  5.4      POST CLOSING ADJUSTMENTS.

                  During the Post Closing Adjustment Period, Buyer and Seller shall jointly prepare an analysis of adjustments to be made to the payment made at Closing, to reflect the actual Purchase Price.

                  If Buyer and Seller do not agree on the amount of the adjusting payment required, then the dispute shall be resolved by the CPA, whose responsibility shall be limited solely to an audit of the accuracy and appropriateness of the adjusting entries. The decision of the CPA shall be final, and its charges shall be borne equally by the parties.

               ARTICLE VI - BUILDING MATERIALS HOLDING CORPORATION

                                  COMMON STOCK

                  6.1      STOCK DELIVERED AT CLOSING.

                  Buyer, at its election to be made prior to the Closing Date, may pay up to $1,500,000 of the Purchase Price by issuing shares of common stock of Building Materials Holding Corporation ("Issued Stock") to the Seller and Rowlands. The number of shares of Issued Stock to be delivered shall be calculated by dividing the portion of the Purchase Price to be paid in Issued Stock by the Transaction Price Per Share. The term "Transaction Price Per Share" shall mean the average market price per share for five (5) trading days immediately preceding the Closing Date. The term "market price per share" shall mean the closing price of the Issued Stock on the market on which the Issued Stock is traded as published in the Wall Street Journal.

                  6.2      REGISTRATION OF STOCK.

                  Seller and Rowlands each acknowledge receipt of the Prospectus dated August 12, 1998, as supplemented from Building Materials Holding Corporation (the "Prospectus"). Upon expiration of the Issued Stock transfer restrictions (Section 6.3), it is the intent of the parties that the Issued Stock delivered to Seller and Rowlands hereunder shall not be subject to any restrictions on trading other than general restrictions applicable to publicly held stock under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934. Immediately following the Closing Date, Building Materials Holding Corporation ("BMHC") shall cause a supplement to the Prospectus to be filed. Seller agrees to provide Buyer with information as to its proposed distribution of the Issued Stock prior to commencing sale of the Issued Stock.

                  6.3      STOCK TRANSFER RESTRICTIONS.

                  Seller and Rowlands jointly agree, for a period of twenty-one
(21) trading days following the receipt of the Issued Stock from Buyer ("Restricted Stock Transfer Period"), to not sell, transfer, assign, or in any way dispose of the Issued Stock in a total collective amount in excess of 5,000 shares in any one trading day and Seller and Rowlands further agree for a period of thirty (30) calendar days following the Restricted Stock Transfer Period to not sell, transfer, assign, or in any way dispose of the Issued Stock in a total collective amount in excess of 14,000 shares in any one day. Buyer reserves the right, during the Restrictive Stock Transfer Period, to increase the number of shares of Issued Stock that can be sold on any trading day and to proportionally reduce the number of days in the Restricted Stock Transfer Period.

                  6.4      ACCESS TO DATA.

                           6.4.1    Buyer has furnished to Seller and Rowlands
copies of BMHC's latest annual and quarterly reports to the Securities and Exchange Commission, acknowledges that Seller and Rowlands have relied on such reports in entering into this transaction, and represents to Seller and Rowlands that (i) the financial statements contained or incorporated by reference therein have been prepared in accordance with generally accepted accounting principles,
(ii) the balance sheets contained or incorporated therein fairly represent the financial condition of BMHC at the dates thereof, and (iii) the statements of profit and loss contained or incorporated therein present fairly the results of BMHC's operations for the periods covered by such statements.

                           6.4.2    Seller and Rowlands have had an opportunity
to discuss BMHC's business, management, and financial affairs with Buyer's management. Seller and Rowlands understand that such discussion, as well as any written information issued by BMHC, was intended to describe the aspects of BMHC's business and prospects which it believes to be material, but were not necessarily a thorough or exhaustive description. Without limiting the foregoing, Seller and Rowlands acknowledge that they have reviewed BMHC's annual report for the year ended December 31, 1998, and quarterly financial statements and reports through December 31, 1998. SELLER AND ROWLANDS ACKNOWLEDGE THAT THEY ARE NOT RELYING ON TAX INFORMATION OR ADVICE WITH RESPECT TO TAXES RECEIVED FROM BUYER. SELLER AND ROWLANDS HAVE SOUGHT THEIR OWN TAX AND OTHER COUNSEL IN EVALUATING THIS TRANSACTION.

             ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller and Rowlands hereby, jointly and severally, represent and warrant to Buyer as follows, and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing and shall survive and continue after Closing:

                  7.1      AUTHORIZATION.

                  The Seller and Rowlands have all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization and execution of this Agreement by Buyer, is the valid, binding obligation of Seller and Rowlands enforceable against Seller and Rowlands in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedies of specific performance and injunctive and other equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings thereafter may be brought.

                  7.2      TAX MATTERS.

                           7.2.1    Seller has timely filed all tax returns
required to be filed by the date of this Agreement with respect to taxes imposed on the Business, and the Seller has paid all taxes shown to be due on such returns.

                           7.2.2    There are no liens for taxes upon the
Purchased Assets, except liens for current taxes not yet due.

                           7.2.3    Seller has withheld for its employees
applicable taxes for all pertinent periods in compliance with the tax withholding provisions of all applicable laws.

                  7.3      COMPLIANCE WITH LAWS, LICENSES, AND PERMITS.

                  Seller is not in violation of (i) any applicable order, judgment, injunction, award, or decree, or (ii) any ordinance, regulation, or other requirement of any governmental entity, in either case that is material to the Business. Seller has received all currently required permits that are material to the Business.

                  7.4      FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                  Seller has previously delivered to Buyer copies of the following financial statements of Seller for the period ending __________. The Financial Statements present fairly the financial condition and results of the operations of the Business as of the respective date and periods thereof and have been prepared in accordance with generally acceptable accounting principles consistently applied.

                  7.5      LEGAL PROCEEDINGS.

                  There are no outstanding lawsuits or, to Seller's knowledge, any assertion of claims against or involving the Business or the Purchased Assets, except as set forth in EXHIBIT 7.5 attached hereto.

                  7.6      CONTRACTS AND LEASES.

                  The Contracts and Leases are valid and in full force and effect. Copies of all Contracts for acquisition of products or services from the Seller have been provided to Buyer prior to Closing.

                  All the agreements with installers have been disclosed to Buyer; there are no other agreements with installers not set forth in the written agreements, and the installers all have workers compensation insurance and policies of liability insurance.

                  7.7      TRADE ACCOUNTS RECEIVABLE.

                  All Trade Accounts Receivables reflected on the books of the Seller as of the Closing Date, represent bona fide transactions made in the ordinary course of the Business and, in the aggregate, are collectible in the ordinary course of the Business.

                  7.8      EQUIPMENT.

                  The Equipment listed in EXHIBIT 1.7 is a complete and accurate list of the material Equipment utilized by the Business and all the Equipment used in connection with the operation and conduct of the Business is being transferred to Buyer.

                  7.9      LABOR MATTERS.

                  There are no material disputes, employee grievances, or other disciplinary actions pending or threatened involving any of the present or former employees of the Business. There is no labor strike, dispute, slowdown, or stoppage pending or threatened against or affecting the Business, and the Business has not experienced any work stoppage or labor difficulty within the past twelve (12) months. Seller has no agreement, arrangement, or commitment to create any additional plan or arrangement or to modify or amend any existing employee benefit plan of the Business.

                  7.10     BROKERS AND FINDERS.

                  Neither Seller nor Rowlands have taken any action that will result in any third party becoming obligated to pay or entitled to receive any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                  7.11     ENVIRONMENTAL LAWS.

                  The Business to the knowledge of Seller and Rowlands is in material compliance with all Environmental Laws. To the knowledge of Seller and Rowlands no notice has been received from any governmental entity alleging that the Business is not in compliance with Environmental Laws, and there are no circumstances known to Seller and Rowlands that may prevent or interfere with material compliance in the future.

                  7.12     OPERATING RESTRICTIONS.

                  To the knowledge of Seller and Rowlands, there are no state or local restrictions on operating hours of the Business, and there are no agreements with or threats by neighbors or neighborhood associations of the Leased Locations concerning operating hours.

             ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller as follows, and the warranties and representations contained in this Article or elsewhere in this Agreement shall be deemed remade as of Closing:

                  8.1      CORPORATE STATUS.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and, prior to Closing, is qualified or licensed to do business in the states of Texas, California and Nevada and all other states in which Seller is doing business.

                  8.2      CORPORATE AUTHORITY.

                  Buyer has full power and authority to execute and perform this Agreement and, all corporate action necessary to authorize the execution, delivery and performance of this Agreement by Buyer has been duly and lawfully taken. Upon execution hereof, this Agreement shall be a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution nor the performance of this Agreement will violate the terms or any provision of Buyer's Certificate of Incorporation, Bylaws or any standing resolution of its Board of Directors, or any note, loan agreement, lease or other material contract or agreement to which Buyer is a party.

                  8.3      LEGAL PROCEEDINGS.

                  To Buyer's knowledge, there are no pending or threatened lawsuits, actions or claims challenging the validity of this Agreement or the consummation of the transactions contemplated hereby.

                  8.4      BROKERS AND FINDERS.

                  Buyer has not agreed to pay, nor has taken any action that will result in any third party becoming obligated to pay or entitled to receive any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

                     ARTICLE IX - COLLECTION OF RECEIVABLES

                  9.1      GUARANTY OF COLLECTIBILITY OF TRADE ACCOUNTS
RECEIVABLE.

                  The Seller guarantees to Buyer the collectibility of all of the Trade Accounts Receivable that Buyer acquires at Closing. During the Post Closing Adjustment Period, Buyer shall collect such Trade Accounts Receivable. Buyer shall consult with and obtain Seller's approval before accepting any discounts from the face amount of the Trade Accounts Receivable as full payment. Payments received shall be applied first to the oldest Trade Account Receivables unless the customer specifically specifies otherwise. Buyer shall notify Seller of any requests by customers to pay invoices other than the oldest first. Buyer shall provide aging reports of the Trade Accounts Receivable to Seller. If any of such Trade Accounts Receivable have not been collected by Buyer during the Post Closing Adjustment Period, Buyer may assign those uncollected Trade Accounts Receivable to Seller and deduct the amount of such uncollected Trade

Accounts Receivable from the Reserve under Article V hereof. Any discounts taken by customers (including prompt payment discounts) shall be taken into account and the Purchase Price adjusted to reflect the actual collected value of the Trade Accounts Receivable. Any payments received on invoices not acquired by Buyer shall be transferred to Seller.

                  9.2      GUARANTY OF COLLECTIBILITY OF SUBCONTRACTOR ACCOUNTS.

                  The Seller guarantees to Buyer the collectibility or ability to satisfy all of the Subcontractor Accounts the Buyer acquires at Closing. Buyer shall, during the Post Closing Adjustment Period, attempt to resolve or collect all Subcontractor Accounts. To the extent any Subcontractor Accounts are not collected in full, Buyer may assign the uncollected portion of any Subcontractor Accounts to Seller and deduct the amount of such uncollected Subcontractor Accounts from the Reserve.

                          ARTICLE X - LEASED LOCATIONS

                  10.1     WARRANTY OF LEASED LOCATIONS.

                  Seller and Rowlands represent and warrant to Buyer that the Lease for each of the Leased Locations is currently paid in full and there are no defaults or facts that would constitute a default by either Seller or the lessor under the terms of the Lease.

                  10.2     LANDLORD'S CONSENT.

                  Seller will obtain in cooperation with Buyer consent from each of the lessors of the Leased Locations to assign the leases to Buyer, with no change in lease terms and lessors' estoppels warranting that the rent due under the Leases is paid in full as of the Closing Date and that there are no defaults or facts which would constitute a default under the terms of the Leases.

                             ARTICLE XI - EMPLOYEES

                  11.1     DEFINITION.

                  Seller agrees on execution of this Agreement to furnish to Buyer a list of all persons currently employed on either a part-time or full-time basis by Seller in connection with the Business including their current wage and salary rates. For purposes of this Article, the term "Employees" shall mean all persons included on such list, including employees on leave of absence, as well as those persons who become regularly employed by Seller between the date of the list and the date immediately preceding the Termination Date. Seller shall also provide to Buyer a list of all sales representatives of Seller currently representing Seller.

                  11.2     TERMINATION.

                  On the Termination Date, Seller shall terminate the employment of all Employees and Seller shall pay and shall be responsible for: notice of termination prior to Closing, payment of all accrued salary, wages, bonus or vacation benefits, COBRA benefits, and other obligations, if any, owed to Employees as of the Termination Date.

                  11.3     BUYER'S OFFER OF EMPLOYMENT.

                  Buyer may offer employment to the terminated Employees at their current wage and salary rates of compensation (exclusive of bonus or other incentive pay programs) as offered by Seller. All offers of employment shall be "at will."

                  11.4     LABOR CONTRACTS.

                  Seller is not a party to any organized labor contracts with respect to the Business.

                  11.5     PENSION PLANS.

                  Seller has no defined benefit or defined contribution plans for its Employees. The only benefit provided to Employees is group health insurance.

                  11.6     EMPLOYEE CLAIMS.

                  Seller agrees that all responsibility for liability arising from claims by Employees, both medical and disability and workers' compensation claims which have been filed at or prior to the time of Closing or which arise out of incidents that occur prior to Closing shall remain claims against Seller. Buyer shall be responsible for all claims by Employees which arise out of, or are based upon, incidents which occur subsequent to Closing.

                  11.7     NONASSUMPTION OF OBLIGATIONS OWED EMPLOYEES.

                  Except as specified in this Article XI, Buyer assumes no responsibility whatsoever for obligations and/or benefits owed by Seller to its Employees, nor in any way adopts existing employment or benefit programs currently offered by Seller.

                       ARTICLE XII - NONCOMPETE AGREEMENT

                  12.1     NONCOMPETE.

                  Rowlands agree for a period of five (5) years following the Closing Date as set forth in the Noncompete Agreements executed and delivered to the Rowlands not to engage in the manufacture or sale of millwork to retail customers, dealers, professional builders and building contractors in competition with Buyer. A separate noncompete agreement shall be executed at Closing by Rowlands substantially in the form attached hereto as EXHIBIT 1.14. The terms of the attached Noncompete Agreement shall control over this Agreement.

                           ARTICLE XIII - INDEMNITIES

                  13.1     SELLER.

                  Seller shall indemnify and hold Buyer harmless against losses, damages, taxes, penalties, costs and expenses (including accounting and legal fees) incurred by Buyer arising out of or involving (i) any liability, cost or expense that arises out of or involves the actions or operations of the Business or actions or nonactions by Seller's officers, directors, shareholders or employees with respect to the Business prior to the Closing Date; (ii) a breach of any of the representations or warranties made by Seller in this Agreement,
(iii) the nonperformance of any covenant or agreement made in this Agreement by Seller, or (iv) any claims or actions arising out of the Business filed or made following the Closing Date but based on facts or occurrences prior to the Closing Date. Buyer's remedies for indemnification include the right of set-off provided in the note delivered at Closing.

                  13.2     ROWLANDS.

                  Rowlands shall, jointly and severally, indemnify and hold Buyer harmless from against any losses, damages, tax penalties, costs and expenses (including reasonable accounting and legal fees) incurred by Buyer arising out of or involving any liability, loss or expense arising out of the breach of any of the representations or warranties made by Rowlands in this Agreement.

                  13.3     BUYER.

                  Buyer agrees to hold harmless, indemnify and defend Seller and Rowlands (by counsel reasonably satisfactory to Seller) from and against any and all loss, claim, damage, liability or expense arising out of or occurring in connection with any breach by Buyer of any of its covenants, representations or warranties hereunder. Such indemnification shall include any claims pertaining to any services or products shipped or sold after the Closing, including, without limitation, any products liability, personal injury or property damage claims pertaining to products shipped or sold after the Closing.

                        ARTICLE XIV - TAXES AND UTILITIES

                  14.1     TRANSFER TAXES.

                  All sales taxes, real estate transfer taxes, real estate recording taxes and fees, excise taxes, use taxes and other taxes or fees of any form or nature levied upon either party by any governmental entity by reason of the transfer of the Purchased Assets or recording of such transfers, but excluding any tax based on the income of either party, shall be shared equally between Buyer and Seller.

                  14.2     UTILITIES, PERSONAL PROPERTY OR REAL ESTATE TAXES.

                  All utilities, personal property taxes, or real property taxes shall be prorated as of the Closing Date. Buyer and Seller agree that in the event the actual utility or tax payments vary from the Closing estimates, the parties will make any adjustments in accordance with Article V.

               ARTICLE XV - CONDUCT OF OPERATIONS PRIOR TO CLOSING

                  15.1     CONDUCT OF OPERATIONS.

                  From the date hereof until Closing, Seller shall conduct its operation of the Business in the ordinary course and consistent with its prior practices. Seller agrees not to buy or sell any assets connected with the Business, with a sales price in excess of $5,000, other than Inventory, without the written consent of Buyer during the period from execution of this Agreement until Closing.

                  15.2     COOPERATION.

                  Immediately after execution of this Agreement, Seller shall provide Buyer and Buyer's representatives with reasonable access to all existing studies, reports, and records, including financial, customer and employee records and customer credit files, in each case, relating exclusively to the Business and the Purchased Assets. Seller shall cooperate with Buyer and shall promptly provide Buyer with all relevant information currently available to Seller and reasonably requested by Buyer prior to the Closing.

                              ARTICLE XVI - CLOSING

                  16.1     CLOSING.

                  Closing shall occur on _________________, 1999, at the offices of BMCW, LLC located at 425 Airline Drive in Coppell, Texas, or at such other time or place or on such other date as the parties may agree upon.

                  16.2     TIME IS OF THE ESSENCE.

                  Time is of the essence for the Closing of this transaction.

          ARTICLE XVII - CONDITIONS PRECEDENT TO BUYER'S DUTY TO CLOSE

                  Buyer shall have no duty to close unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

                  17.1     CONTINUED TRUTH OF WARRANTIES.

                  All of the representations and warranties of Seller and Rowlands contained herein shall continue to be true and correct at Closing in all material respects and Seller and Rowlands shall deliver a certificate to that effect;

                  17.2     PERFORMANCE OF OBLIGATIONS.

                  Seller and Rowlands shall have substantially performed or tendered performance of each and every one of its obligations hereunder which by its terms is to be performed before Closing;

                  17.3     DELIVERY OF CLOSING DOCUMENTS.

                  Seller and Rowlands shall have tendered delivery to Buyer of all the documents, other than the bill of sale, required to be delivered to Buyer by Seller and Rowlands at Closing;

                  17.4     LITIGATION.

                  No lawsuit, administrative proceedings or other legal action shall have been filed which seeks to restrain or enjoin the acquisition of the Purchased Assets or the operation of such Purchased Assets in any material respect. Buyer shall be satisfied, in its discretion, that the claims set forth in EXHIBIT 7.5 will not have a material adverse affect on the Business or the Purchased Assets;

                  17.5     GOVERNMENT APPROVALS.

                  The parties shall have received all other government approvals and shall have made all necessary filings with government agencies required by the transactions contemplated herein;

                  17.6     MATERIAL ADVERSE CHANGE.

                  There shall have occurred no material adverse change regarding the Business or the Purchased Assets, taken as a whole; and

                  17.7     ASSIGNMENT OF LEASES.

                  Buyer shall have obtained a satisfactory assignment of the Leases for the Leased Locations which meets Buyer's environmental requirements.

                  17.8     CUSTOMERS OF BUSINESS.

                  Buyer shall have determined that the transfer of the Purchased Assets and Business to Buyer will not adversely affect the on-going relationship with the customers of the Business.

                  17.9     CONSENT OF BUYER'S LENDERS.

                  Buyer shall have obtained consent from Buyer's lenders to completion of the transactions provided for in this Agreement.

                  17.10    APPROVAL OF BOARD.

                  Buyer shall have obtained approval of the transactions provided for in this Agreement by the board of directors of Building Materials Holding Corporation.

                  17.11    SUBCONTRACTOR ACCOUNTS; RETAINAGE ACCOUNTS.

                  Buyer must be satisfied that the Subcontractor Accounts and the Retainage Accounts represent amounts due and owing to Seller that are reasonably likely to be collected during the Post Closing Adjustment Period.

              ARTICLE XVIII - CONDITIONS PRECEDENT TO SELLER'S AND
                       SELLING SHAREHOLDERS' DUTY TO CLOSE

                  Seller and Rowlands shall have no duty to close this transaction unless and until each and every one of the following conditions precedent have been fully and completely satisfied:

                  18.1     CONTINUED TRUTH OF WARRANTIES.

                  All of the representations and warranties of Buyer contained herein shall continue to be true and correct at Closing in all material respects, and Buyer shall deliver a certificate to that effect;

                  18.2     PERFORMANCE OF OBLIGATIONS.

                  Buyer shall have substantially performed or tendered substantial performance of each and every one of its obligations hereunder which by its terms is to be performed before Closing;

                  18.3     DELIVERY OF CLOSING DOCUMENTS.

                  Buyer shall have tendered delivery to Seller and Rowlands of all the documents required to be delivered to Seller and Rowlands by Buyer at Closing pursuant to this Agreement;

                  18.4     LITIGATION.

                  No lawsuit, administrative proceedings or other legal action shall be pending or threatened against Seller which seeks to restrain or enjoin Seller or Rowlands' sale of the Purchased Assets; and

            ARTICLE XIX - ITEMS TO BE DELIVERED AT CLOSING BY SELLER

                  At Closing, Seller and Rowlands shall, unless waived by Buyer, deliver the following items to Buyer:

                  19.1     BILL OF SALE.

                  A duly executed bill of sale conveying the Purchased Assets to Buyer;

                  19.2     ASSIGNMENT AND ASSUMPTION AGREEMENTS.

                  An assignment and assumption agreement duly executed by Seller under which Seller assigns and Buyer assumes and agrees to fully and faithfully perform the Contracts and Leases;

                  19.3     ASSIGNMENT AND ASSUMPTION OF LEASES.

                  An assignment and assumption agreement duly executed by Seller under which Seller assigns the Leases to Buyer and Buyer agrees to all obligations under the Leases;

                  19.4     LANDLORD CONSENTS; LESSOR ESTOPPEL.

                  A written consent from the lessor for the Leased Locations, agreeing to the assignment of the Leases to Buyer and fully executed Landlord Estoppel certificates confirming that all rents due under the terms of the Leases are paid in full and that there are no defaults or existing facts which would constitute a default under the terms of the Leases as of the Closing Date;

                  19.5     TITLE CERTIFICATES.

                  A certificate of title for each registered motor vehicle to be purchased hereunder which has been duly executed;

                  19.6     CERTIFIED RESOLUTION.

                  A copy of the resolution of the Board of Directors of Seller authorizing the execution and performance of this Agreement certified by the secretary of Seller;

                  19.7     REPRESENTATIONS AND WARRANTIES.

                  A certificate signed by Rowlands and the President of Seller to the effect that all of the representations and warranties of Seller and Rowlands contained herein are true and correct in all material respects as of Closing;

                  19.8     INCUMBENCY CERTIFICATE.

                  A certificate signed by an officer of Seller to the effect that all persons having signed or signing documents pursuant to this Agreement were authorized to do so and identifying the officers of Seller and containing exemplar signatures of each such officer having signed documents delivered pursuant to this Agreement;

                  19.9     UCC TERMINATION STATEMENTS.

                  All Uniform Commercial Code termination or release statements necessary to transfer the Purchased Assets free and clear of all security interests, liens or encumbrances;

                  19.10    NONCOMPETE AGREEMENT.

                  A fully executed noncompete agreement as required by this Agreement.

             ARTICLE XX - ITEMS TO BE DELIVERED AT CLOSING BY BUYER

                  At Closing, Buyer shall, unless waived by Seller, deliver the following items to Seller:

                  20.1     CERTIFIED RESOLUTION.

                  A copy of the resolution of Buyer's Board of Directors authorizing the execution and performance of this Agreement certified by the secretary of Buyer;

                  20.2     REPRESENTATIONS AND WARRANTIES.

                  A certificate signed by an officer of Buyer to the effect that all the representations and warranties of Buyer contained herein are true and correct in all material respects as of Closing;

                  20.3     PURCHASE PRICE.

                  The Estimated Purchase Price to be paid at Closing in the form of immediately available funds, the Note and the Issued Stock as provided in
Section 4.1;

                  20.4     ASSIGNMENT AND ASSUMPTION AGREEMENTS.

                  An assignment and assumption agreement duly executed by Buyer;

                  20.5     ASSIGNMENT AND ASSUMPTION OF LEASES.

                  An assignment and assumption agreement duly executed by Buyer under which Buyer agrees to all obligations under the Lease for the Leased Locations, and

                  20.6     COMPENSATION AGREEMENTS FOR ROWLANDS.

                  Compensation Agreements for each of the Rowlands in the form attached hereto as EXHIBIT 20.6.

                           ARTICLE XXI - MISCELLANEOUS

                  21.1     CHANGE OF NAME.

                  Seller agrees to change its name within thirty (30) days following the Closing Date by filing articles of amendment with its state of incorporation.

                  21.2     FURTHER ASSURANCES.

                  Each party shall, at any time after Closing, execute and deliver to the other party all such additional instruments of conveyance and assignments, certificates or similar documents as such other party may reasonably request to carry out the purposes of this Agreement.

                  21.3     NO OTHER AGREEMENTS.

                  This Agreement together with all attached agreements constitutes the entire agreement between the parties. All prior and contemporaneous negotiations, proposals and agreements between the parties are included in this Agreement. Any changes to this Agreement must be agreed to in writing by both parties.

                  21.4     WAIVER.

                  Either party may waive the performance of any obligation owed to it by the other party hereunder for the satisfaction of any condition precedent to the waiving party's duty to perform any of its covenants, including its obligations to close. Any such waiver shall be valid only if contained in a writing signed by the party to be charged.


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

                  21.5     PUBLIC ANNOUNCEMENTS.

                  No public announcements of this Agreement shall be made unless Buyer and Seller have mutually agreed on the timing, distribution, and contents of such announcements, except as may be required by applicable security laws.

                  21.6     NOTICES.

                  Any notices required or allowed in this Agreement shall be effectively given if placed in a sealed envelope, postage prepaid, and deposited in the United States mail, registered or certified, addressed as follows:

                           To Seller:   Royal Door Corporation
                                        c/o James E. Rowland
                                        6526 Riverview Lane
                                        Dallas, Texas  75083

                           Copy To:     John C. Rowland
                                        6405 Bermuda Dunes Dr.
                                        Plano, Texas  75093

                           Copy To:     C. Wesley Jeanes
                                        P.O. Box 831178
                                        Richardson, Texas  75083

                           To Buyer:    Building Materials Holding Corporation
                                        One Market Plaza
                                        Steuart Street Tower
                                        Suite 2650
                                        San Francisco, California  94105-1475
                                        Attn: Ellis C. Goebel,
                                              Senior V.P., Finance and Treasurer

                           Copy To:     SouthCentral Division
                                        BMC West Corporation
                                        427 Airline Drive, Suite 200
                                        Coppell, Texas  75019-4608
                                        Attn:  William E. Smith, President


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

                           Copy To: Building Materials Holding Corporation 720 Park Blvd., Suite 200
                                        P.O. Box 70008 (83707-0106)
                                        Boise, Idaho 83712-7714
                                        Attn:    Paul S. Street,
                                                 Senior Vice President,
                                                 General Counsel and Secretary

Any such notice shall be deemed delivered three days after deposited in the United States mail.

                  21.7     THIRD-PARTY BENEFICIARY.

                  Nothing contained herein shall create or give rise to any third-party beneficiary rights for any individual or entity as a result of the terms and provisions of this Agreement.

                  21.8     CONFIDENTIAL INFORMATION.

                  The parties agree that all information acquired from the other in connection with the negotiation, execution and consummation of this Agreement is confidential and shall not be disclosed to any other party (other than attorneys, accountants, lenders and agents of the party) without the written consent of the other.

                  21.9     ASSIGNMENT.

                  No party shall assign this Agreement without the prior written consent of the other party provided that Buyer may assign this Agreement to any affiliate of Buyer. Any attempt to assign this Agreement without such prior written consent shall be void.

                  21.10    CHOICE OF LAW.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the state of Texas.

                  21.11    PARAGRAPH HEADINGS.

                  The section and article paragraph headings contained herein are for convenience only and shall have no substantive bearing on the interpretation of this Agreement.

                  21.12    RULES OF INTERPRETATION.

                  The following rules of interpretation shall apply to this Agreement, the exhibits hereto and any certificates, reports or other documents or instruments made or delivered pursuant to or in connection with this Agreement, unless otherwise expressly provided herein or therein and unless the context hereof or thereof clearly requires otherwise:

                  A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms, and if a term is said to have the meaning assigned to such term in another document or agreement and the meaning of such terms therein is amended, modified or supplemented, then the meaning of such term herein shall be deemed automatically amended, modified or supplemented in a like manner.

                  References to the plural include the singular, the singular the plural, and the part the whole.

                  The words "include," "includes," and "including" are not limiting.

                  A reference to any law includes any amendment or modification to such law which is in effect on the relevant date.

                  A reference to any person or entity includes its successors, heirs and permitted assigns.

                  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for purposes of this Agreement or any exhibit hereto or certificate, report or other document or instrument made or delivered pursuant to or in connection with this Agreement, such determination or computation shall be done in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the express requirements hereof or of such exhibit, certificate, report, document or instrument.

                  The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  All exhibits to this Agreement constitute material terms of this Agreement and are incorporated fully into the terms of this Agreement.

                  21.13    COUNTERPARTS.

                  This Agreement may be executed in multiple counterparts, each of which shall be an original, but which shall together constitute but one agreement.


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

                  The parties have executed this Agreement on the day and year first written above.

                                  SELLER:

                                  ROWLAND MANUFACTURING CORPORATION
                                  d/b/a ROYAL DOOR COMPANY, INC.

                                  By:  /s/ JAMES E. ROWLAND
                                       --------------------
                                       President

                                  ROWLANDS:

                                  /s/ JAMES E. ROWLAND
                                  --------------------
                                  James Rowland

                                  /s/ JOHN ROWLAND
                                  --------------------
                                  John Rowland

                                  BUYER:

                                  BMCW, LLC,
                                  a Delaware limited liability company,
                                  by its Member,

                                     BMC WEST CORPORATION,
                                     a Delaware corporation

                                     By: /s/ ELLIS C. GOEBEL
                                         ---------------------------------------
                                         Ellis C. Goebel, Senior Vice President,
                                         Finance and Treasurer


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